Exhibit 32

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of SecureAlert, Inc. (the Company) on Form 10-K for the fiscal year ended September 30, 2011 as filed with the Securities and Exchange Commission on the date hereof (the Report), John L. Hastings, III, President and Chief Executive Officer and Chad D. Olsen, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:	/S/ JOHN L. HASTINGS, III
John L. Hastings, III
Chief Executive Officer December 29, 2011

By:	/S/ CHAD D. OLSEN
Chad D. Olsen
Chief Financial Officer December 29, 2011